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                                                                   EXHIBIT 10.18

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                                                                      EXECUTION
                                                                         COPY
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                             STOCKHOLDERS AGREEMENT

                                      AMONG

                               POWERSPRING, INC.,

                           METRETEK TECHNOLOGIES, INC.

                                       AND

                                 JOHN A. HARPOLE

                           DATED AS OF MARCH __, 2000

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

                                TABLE OF CONTENTS
                                -----------------
                                                                               PAGE
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
SECTION 1.   DEFINITIONS.........................................................1
          1.1.       Certain Defined Terms.......................................1
          1.2.       Certain Other Defined Terms.................................3
          1.3.       Other Definitional Provisions...............................3

SECTION 2.   RESTRICTIONS ON TRANSFERS OF HARPOLE SHARES.........................3
          2.1.       General Restrictions on Transfer............................3
          2.2.       Effect of Prohibited Transfer...............................3

SECTION 3.   RIGHTS OF REFUSAL...................................................4
          3.1.       Right of First Refusal......................................4
          3.2.       Right of Second Refusal.....................................4
          3.3.       Purchase Price..............................................4
          3.4.       Closing of Rights of Refusal................................5
          3.5.       Sale to Prospective Purchaser...............................5
          3.6.       Permitted Transfers.........................................5
          3.7.       Securities Act Matters......................................6

SECTION 4.   CO-SALE RIGHTS......................................................6
          4.1.       Co-Sale Rights..............................................6
          4.2.       Co-Sale Notice..............................................6
          4.3.       Exercise of Co-Sale Right...................................7
          4.4.       Exceptions..................................................7

SECTION 5.   DRAG-ALONG RIGHT....................................................7
          5.1.       Drag-Along Right............................................7
          5.2.       Drag-Along Notice...........................................7
          5.3.       Agreement...................................................7

SECTION 6.   REGISTRATION RIGHTS.................................................8
          6.1.       Piggy-Back Registration.....................................8
          6.2.       Demand Right................................................8
          6.3.       Information.................................................9
          6.4.       Market Stand-Off............................................9
          6.5.       Expenses....................................................9
          6.6.       Indemnification by Initial Stockholder.....................10
          6.7.       Indemnification by The Company.............................10

SECTION 7.   PUT RIGHT..........................................................10
          7.1.       Put Right..................................................10
          7.2.       Put Exercise Period........................................11
          7.3.       Put Price..................................................11
          7.4.       Mechanics of Exercise......................................11
          7.5.       Closing of Put Right.......................................11
          7.6.       Payment of Purchase Price..................................11
          7.7.       Inability of Company.......................................12

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
SECTION 8.   DILUTION MATTERS...................................................12
         8.1.        Preemptive Rights..........................................12
         8.2.        Metretek Funding of Purchaser..............................12

SECTION 9.   HARPOLE'S RIGHT AS A DIRECTOR......................................13

SECTION 10.  EFFECTUATION PROVISIONS............................................13
         10.1.       Enabling Action............................................13
         10.2.       Legend.....................................................13
         10.3.       Acknowledgement of Necessity of Restrictions...............14
         10.4.       Record of Transfers........................................14
         10.5.       Voting of Shares ..........................................14
         10.6.       No Contrary Action.........................................14
         10.7.       Company Determinations.....................................15

SECTION 11.  TERMINATION OF AGREEMENT...........................................15
         11.1.       Termination................................................15
         11.2.       Effect of Termination......................................15

SECTION 12.  ARBITRATION........................................................15

SECTION 13.  GENERAL PROVISIONS.................................................16
         13.1.       Governing Law..............................................16
         13.2.       Amendment..................................................16
         13.3.       Assignment.................................................16
         13.4.       Successors and Assigns.....................................16
         13.5.       Entire Agreement...........................................16
         13.6.       Notices....................................................16
         13.7.       Waiver.....................................................17
         13.8.       Severability...............................................18
         13.9.       Counterparts...............................................18
         13.10.      Headings...................................................18
         13.11.      No Third Party Beneficiaries...............................18
         13.12.      Further Assurances.........................................18
         13.13.      Best Efforts...............................................18
         13.14.      Expenses...................................................18
         13.15.      Construction...............................................18
         13.16.      Specific Performance.......................................18
         13.17.      No Agency or Partnership...................................19

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                             STOCKHOLDERS AGREEMENT


         THIS STOCKHOLDERS AGREEMENT (this "Agreement") is made and entered into as of the 17th day of March, 2000, by and between PowerSpring, Inc., a Delaware corporation (the "Company"), and Metretek Technologies, Inc., a Delaware corporation ("Metretek"), and John A. Harpole ("Harpole" and, collectively with Metretek, the "Initial Stockholders").

                                    RECITALS
                                    --------

         WHEREAS, the Initial Stockholders are the holders of all (100%) of the issued and outstanding shares of capital stock of the Company; and

         WHEREAS, the Company and Harpole are parties to an Agreement and Plan of Merger, of even date herewith ("Merger Agreement"), pursuant to which the Company is issuing shares of its Common Stock, par value $.01 per share ("Shares"), to Harpole in exchange in part for all the outstanding shares of capital stock of Mercator Energy Incorporation, a Colorado corporation; and

         WHEREAS, it is a condition to the closing of the Merger Agreement that Harpole and the Company enter into this Agreement on the terms and conditions set forth herein; and

         WHEREAS, the Company and the Initial Stockholders believe it is in the best interests of the Company and its stockholders to provide for the stability of the ownership of the Company and to provide for the orderly issuance, ownership and transfer of the Company's securities;

                                    AGREEMENT
                                    ---------

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. DEFINITIONS.
           -----------

         1.1 Certain Defined Terms. As used herein, the following terms shall have the following respective meanings:

         "Affiliate" means, with respect to any Person, any (i) officer, director, general partner, trustee, manager, or record or beneficial holder of more than 10% of the outstanding voting interests of, such Person, (ii) any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person, or (iii) any Relation of any of the foregoing Persons. For purposes of this definition, a Person shall be deemed to "control" another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the "controlled" Person, whether through ownership of voting securities, by contract, or otherwise. For purposes of this Agreement, Persons are "unaffiliated" with each other if neither is an Affiliate of the other.

         "Agreement" means this Stockholders Agreement, as from time to time amended, supplemented or restated in accordance with the terms of this Agreement.

         "Board" means the Board of Directors of the Company.

         "By-Laws" means the By-Laws of the Company, as from time-to-time amended, supplemented or restated in accordance with the terms of the Articles, the By-Laws and the DGCL.

         "Certificate" means the Certificate of Incorporation of the Company, as from time to time amended, supplemented or restated in accordance with the terms of the Certificate and the DGCL.

         "Closing" means a closing of the purchase and sale of Shares made pursuant to this Agreement.

         "DGCL" means the General Corporation Law of the State of Delaware, as from time to time amended, and any successor statutes.

         "Harpole Shares" means any Shares owned from time to time by Harpole or any Affiliate of Harpole.

         "IPO" means an underwritten initial public offering of Shares pursuant to a registration statement which has become effective under the Securities Act.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization, regulatory or governmental body or authority or any other form of business, entity or organization.

         "Purchase Price" means the purchase price to be paid for Shares purchased and sold under this Agreement.

         "Purchaser" means any Person purchasing Shares under this Agreement.

         "Relation" means, with respect to any Person, such Person's grandparents, parents, siblings, spouse, children, stepchildren or grandchildren, whether by blood, marriage or adoption.

         "Representative" means, with respect to a Shareholder, the Person who is in legal control of the Shares owned by such Shareholder, including, but not limited to, an executor, representative, guardian or trustee of the Shareholder or the Shareholder's estate, as applicable.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Seller" means any Person selling Shares under this Agreement.

         "Shares" means the shares of Common Stock, par value $.01 per share, of the Company, and other securities into which the shares of Common Stock are converted, reclassified, reorganized or exchanged.

         "Stockholder" means each of Harpole and Metretek, and any other Person whom after the date hereof becomes bound by the terms of, and a party to, this Agreement, as the result of or in connection with a Transfer of Shares to such Person or otherwise.

         "Subsidiary" means, with respect to any Person, another Person of which at least a majority of the voting securities or voting interests of such Person are owned, directly or indirectly, by such Person.

         "Transfer" means any sale, issuance, grant, assignment, transfer, conveyance, distribution, pledge, hypothecation, encumbrance, disposition, transfer, gift of, or attempt to create or grant a security interest in the shares, whether voluntary or involuntary, by operation of law or otherwise (including, without limitation, by will or intestate distribution, or pursuant to a merger, consolidation, sale of assets or other form of reorganization).

         1.2 Certain Other Defined Terms. Capitalized terms used in this Agreement that are not defined in Section 2.1 shall be used as defined in this Agreement.

         1.3 Other Definitional Provisions. Except as otherwise expressly provided herein, as used in this Agreement:

                  (a) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder.

                  (b) The term "including" means "including, without limitation".

                  (c) The number and gender of each name and pronoun and the term "Person" or "Persons" or the like shall be construed to mean such number and gender as the context, circumstances or its antecedent may require.

                  (d) The terms "hereof", "herein", "hereunder", and the like refer to this Agreement as a whole, and not to any Section, subsection, or clause of this Agreement.

                  (e) Each reference to a Section means such Section of this Agreement.

SECTION 2. RESTRICTIONS ON TRANSFERS OF HARPOLE SHARES.
           -------------------------------------------

         2.1. General Restrictions on Transfer. Harpole shall not directly or indirectly Transfer or agree to Transfer any Shares now owned or hereafter acquired by Harpole, unless (i) such Transfer is made in compliance in all respects with the provisions of this Agreement, and the transferee (if other than the Company or Metretek) has agreed in writing to become a party to, and be bound by the terms of, this Agreement as a holder of Harpole Shares and subject to the same terms and conditions as Harpole, or (ii) the Transfer is a "Permitted Transfer" (as defined in Section 3.6).

         2.2. Effect of Prohibited Transfer. Any Transfer, or attempted or purported Transfer, of Shares by Harpole which is not made in compliance in all respects with, or which violates any of, the provisions of this Agreement shall be null and void and be given no effect, and neither the Company nor any Person acting as share transfer agent for the Company shall recognize the Transfer or recognize the transferee as the holder of any Shares for any purpose.

SECTION 3. RIGHTS OF REFUSAL.
           -----------------

         3.1 Right of First Refusal.

                  (a) Notice of Offer. If Harpole desires to Transfer any or all of the Harpole Shares (the "Offer") at or above a particular purchase price (the "Offer Price") (the Shares subject to the Offer hereinafter referred to as the "Offered Shares"), then Harpole shall first offer such Shares at the Offer Price (the "Offer") and give notice of the Offer (the "Notice of Offer"), to the Company and to Metretek. The Notice of Offer shall include the number of Offered Shares, the Offer Price and, if any specific Transfer is then contemplated by Harpole, the terms of the proposed Transfer in reasonable detail, including the name and address of the prospective purchaser, and the other material terms of the Offer. The Notice of Offer shall also contain an irrevocable Offer to sell the Offered Shares to the Company and Metretek upon the terms and conditions of the Rights of Refusal set forth in this Agreement.

                  (b) Company's Right of First Refusal. The Company shall have the irrevocable first right and option (the "Right of First Refusal") to purchase any or all of the Offered Shares upon the terms and conditions set forth in this Section 3.1(b); provided that the Company may not purchase any of the Offered Shares unless the Company and Metretek have, collectively, agreed to purchase all of the Offered Shares. The Company may exercise its Right of First Refusal by giving written notice of such exercise (the "Notice of Exercise") to Harpole on or before the thirtieth (30th) day after the Company shall have received the Notice of Offer from Harpole. The Notice of Exercise shall specify the number of Offered Shares the Company desires to purchase.

                  (c) Notice of Re-Offer. If the Company declines to exercise its Right of First Refusal with respect to all of the Offered Shares, then the Company shall give notice of that effect (the "Re-Offer Notice") to Metretek promptly after making such decision, but in no event later than the thirtieth (30th) day after the Company shall have received the Notice of Offer. The Re-Offer Notice shall specify the number of Offered Shares which the Company shall have declined to purchase (the "Remaining Available Shares") and shall be accompanied by a copy of the Notice of Exercise, if any.

         3.2 Right of Second Refusal.

                  (a) Metretek's Right of Second Refusal.Upon receipt of the Re-Offer Notice, Metretek shall have the irrevocable right and option (the "Right of Second Refusal") to purchase all, but not less than all, of the Remaining Offered Shares which the Company shall have declined to purchase.

                  (b) Exercise of Right of Second Refusal. Metretek may exercise its Right of Second Refusal for all of the Remaining Offered Shares by giving written notice of such exercise to Harpole on or before the fifteenth (15th) day after Metretek shall have received the Re-Offer Notice from the Company.

                  3.3 Purchase Price. The Purchase Price to be paid for each Offered Share purchased by the Company or Metretek in accordance with this Section 3 shall be the Offer Price for such Offered Share as set forth in the Notice of Offer, and shall be paid on the same terms set forth in the Offer or, at the option of the Purchaser, by check or wire transfer of immediately

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
         available funds, at the Closing, or by any other means mutually acceptable to the Purchaser and Harpole.

         3.4 Closing of Rights of Refusal. The Closing of the purchase and sale of the Offered Shares pursuant to this Section 3 shall take place at the principal place of business of the Company on a date forty-five (45) business days after the date the Company receives the Notice of Offer, unless the Purchaser and Harpole mutually agree on a different place or time. At the Closing, Harpole shall deliver to the Purchaser all certificates representing the Offered Shares duly endorsed in blank, or with duly endorsed blank stock powers attached, and otherwise in proper form for Transfer, against payment by each Purchaser by bank cashiers or certified check, or by wire transfer of immediately available funds to an account designated by Harpole, of the Purchase Price for the Offered Shares such Purchaser is purchasing, pursuant to the terms and conditions of the Offer, as modified as permitted by this Agreement or by Harpole, in his sole discretion. Upon Transfer, Harpole shall conclusively be deemed, unless the Purchaser, in his sole discretion, permitting otherwise in writing, to have given the following representations and warranties to the Purchasers, which shall survive the Closing: (A) Harpole is the legal, beneficial and record owner of the Offered Shares being purchased and sold, has good and marketable title thereto and the absolute right to Transfer the same to the Purchaser, and such Offered Shares, upon Transfer to the Purchaser, will be free and clear of all security interests, pledges, claims, liens, option, rights of first refusal, limitations or voting rights and restrictions of any kind whatsoever (other than restrictions imposed by this Agreement and by federal and state securities laws); and (B) the Transfer of Offered Shares by Harpole as contemplated by this Agreement does not require any consent or approval of any governmental authority, court or other Person that has not already been obtained.

         3.5 Sale to Prospective Purchaser. If the Right of First Refusal and the Right of Second Refusal (collectively, the "Rights of Refusal") shall not in the aggregate have been timely exercised for the purchase of all (100%) of the Offered Shares, then Harpole shall have the right, for a period ending 180 days after the earlier of (i) the day the Second Right of Refusal expires, or (ii) the day Harpole receives notice that the Company and Metretek will not exercise their Rights of Refusal to purchase 100% of the Offered Shares, to Transfer all, but not less than all, of the Offered Shares free of the Rights of Refusal to any other Person (the "Offered Shares Purchaser") at the same price and otherwise upon the same terms (or at a price that is greater than and/or upon terms more favorable to Harpole than) described in the Offer. If Harpole does not Transfer the Offered Shares to the Prospective Purchaser within such 180-day period, then the Transfer by Harpole of the Offered Shares will be again subject to the Rights of Refusal. It shall be a condition of the effectiveness of the Transfer of the Offered Shares to an Offered Shares Purchaser that (i) at least ten (10) business days prior to the Closing of the sale of the Offered Shares to the Offered Shares Purchaser, Harpole shall give written notice to the Company of the name, address, and reasonable background and identity of the Offered Shares Purchaser and the date of the scheduled Closing, and the Company shall not, within 10 business days after such notice, have given written notice to Harpole that it is exercising its right, in its reasonable discretion, to reject to the Offered Shares Purchaser for valid business reasons, in its reasonable discretion, and (ii) the Offered Shares Purchaser shall have agreed in writing with the Company and Metretek to become a party to this Agreement as a Shareholder, and to be bound by and to comply with all the terms of this Agreement applicable to Harpole, and that the Offered Shares so purchased shall be subject to all of the restrictions applicable to the Harpole Shares set forth in this Agreement.

         3.6 Permitted Transfers. Notwithstanding any other provision of this
Section 3 to the contrary, the following Transfers (collectively, the "Permitted Transfers") of Shares by Harpole shall not be subject to the Rights of Refusal:

                  (a) any Transfer of Shares made by Harpole in connection with an IPO;

                  (b) any Transfer of Shares made by Harpole to the Company;

                  (c) any Transfer of Shares made by Harpole to any Relation of Harpole or an Entity owned or controlled by Harpole or any Relation of Harpole, for no considerations (provided the transferee complies with the provisions in clause (ii) of the last sentence of Section 3.5 as if the transferee were an Offered Shares Purchaser);

                  (d) any Transfer of Shares by Harpole to Metretek;

                  (e) any Transfer of Shares made by Harpole pursuant to Harpole's Co-Sale Right under Section 5; and

                  (f) any Transfer of Shares made by Harpole that has been approved in writing by Metretek.

         3.7 Securities Act Matters. Notwithstanding any other provision of this Agreement to the contrary, but subject to express written waiver by the Company in the exercise of its good faith and reasonable judgment, Harpole shall not make any Transfer of Shares without the registration of the Transfer of such Shares under the Securities Act and applicable state securities laws or until the Company shall have received such legal opinions or other assurances that such Transfer is exempt from the registration requirements under the Securities Act and applicable state securities laws as the Company in its good faith and reasonable discretion deems appropriate in light of the fact and circumstances relating to such proposed Transfer, together with such representations, warranties and indemnifications from the transferor and the transferee as the Company in its good faith and reasonable discretion deems appropriate to confirm the accuracy of the facts and circumstances that are the basis for any such opinion or other assurances and to protect the Company and the other Stockholders from any liability resulting from any such Transfer.

SECTION 4. CO-SALE RIGHTS.
           --------------

         4.1 Co-Sale Rights. In the event Metretek desires to Transfer all or part of its Shares for value to an unaffiliated third party ("Co-Sale Purchaser"), then Harpole shall have the right ("Co-Sale Right"), subject to applicable law and compliance with any other restrictions applicable to such Transfer, to participate in such Transfer in accordance with this Section 4.

         4.2 Co-Sale Notice. Metretek may Transfer any Shares pursuant to
Section 4 only if (i) the Co-Sale Purchaser agrees to provide Harpole with the right to participate in the Transfer of the Shares to such Co-Sale Purchaser upon the same terms and conditions as Metretek, and (ii) Metretek first notifies Harpole, in writing, of such intended Transfer at least fifteen days prior to the proposed date of Transfer (the "Co-Sale Notice"). The Co-Sale Notice shall set forth in reasonable detail the terms of the Transfer, the date on or about which such Transfer is to be consummated, the number of Shares to the Transferred, and the name and address of the Co-Sale Purchaser.

         4.3 Exercise of Co-Sale Right.If Harpole desires to exercise his Co-Sale Right under this Section 5, then Harpole shall notify Metretek in writing within ten (10) days after receipt of the Co-Sale Notice that he will sell to either the Prospective Purchaser or to Metretek, at Metretek's option, a number of Shares on the same terms and conditions as the Selling Stockholder set forth in the Co-Sale Notice. If the Co-Sale Purchaser will not purchase all of the Shares which Harpole wishes to sell pursuant to this Section 4, then the number of Shares which Harpole may Transfer pursuant to this Section 4 shall be equal to the product obtained by multiplying (x) the total number of Shares being purchased by the Co-Sale Purchaser, by (y) a fraction, (i) the numerator of which is the total number of Shares owned by Harpole, and (ii) the denominator of which is the total number of shares owned by Harpole and Metretek.

         4.4 Exceptions. Notwithstanding any other provision of this Section 4 to the contrary, the Co-Sale Right of Harpole set forth in this Section 4 shall not apply to the following Transfers:

                  (i) any Transfer of Shares made by Metretek in connection with an IPO;

                  (ii) any Transfer of Shares by Metretek to Harpole;

                  (iii) any Transfer of Shares by Metretek to the Company;

                  (iv) any Trust of Shares by Metretek to an Affiliate of Metretek or the Company; or

                  (v) any other Transfer of Shares that has been approved in writing by Harpole

SECTION 5. DRAG-ALONG RIGHT.
           ----------------

         5.1 Drag-Along Right. If Metretek desires to Transfer all of its Shares in any transaction with an unaffiliated third party ("Drag-Along Purchaser"), then Metretek shall have the right (the "Drag-Along Right"), subject to applicable law and compliance with any other restrictions applicable to such Transfer, to require Harpole to Transfer, and Harpole hereby agrees to Transfer, all of the Shares then owned by Harpole to the Drag-Along Purchaser, upon the same terms and conditions as applicable to Metretek.

         5.2 Drag-Along Notice. In order to exercise its Drag-Along Right, Metretek shall give written notice to Harpole at least 15 days prior to the proposed date of Transfer (the "Drag-Along Notice"). The Drag-Along Notice shall set forth in reasonable detail the terms and conditions of the Transfer, the date on which such Transfer is to be consummated, and the name and address of the Drag-Along Purchaser.

         5.3 Agreement. If Metretek exercises its Drag-Along Right, then Harpole shall agree to enter into a purchase agreement in form and substance approved by Metretek to the extent such Agreement shall contain customary representations from Harpole as to the ownership of the Shares to be purchased in the absence of liens thereon and customary indemnification provisions solely with respect to such representations from Harpole. Harpole shall not be required to participate in a proposed Transfer pursuant to the exercise of the Drag-Along Right unless his liability for breaches of representations and warranties made in connection with the Transfer is limited to no more than the total sales price received by Harpole in such sale.

SECTION 6. REGISTRATION RIGHTS.
           -------------------

         6.1 Piggy-Back Registration.

                  (a) Right to Piggy-Back. If, at any time during the period commencing on the date after an IPO and ending three years thereafter (the "Registration Period"), the Company proposes to register with the Securities and Exchange Commission (the "SEC") the sale for cash of any of its Shares of common stock by filing a registration statement under the Securities Act, for its own account or for the account of any of its stockholders (except pursuant to registration statements filed on Form S-4 or Form S-8 or any successor or similar forms or other unsuitable forms), the Company shall promptly give written notice of such proposed filing to each Initial Stockholder and offer each Initial Stockholders the opportunity to register such number of Shares owned by the Initial Stockholders (the "Registerable Shares") as it may request in writing. Upon the written request of an Initial Stockholder received by the Company within fifteen (15) days after the giving of the notice by the Company, the Company shall use its best efforts to cause the number of Registerable Shares that the Initial Stockholder requests to be so registered to be included in such registration.

                  (b) Underwriting Procedures. If any registration pursuant to this Section 12(a) shall be, in whole or in part, in connection with an underwritten public offering of Common Stock of the Company, then the Company shall not be required to include any Registerable Shares in the registration unless such Initial Stockholder accepts the terms and conditions of the underwriting as agreed upon between the Company and the underwriters. If the managing underwriter determines and advises the Company in writing (which shall promptly notify such Initial Stockholder) that the inclusion in the underwriting of all or any of the Registerable Shares proposed to be included by the Initial Stockholder would be reasonably likely to jeopardize the successful marketing of the securities proposed to be registered for the underwriting by the Company or materially adversely affect the price, time or distribution of the public offering, then the Company shall only be required to include the number of the Registerable Shares of an Initial Stockholder that the managing underwriter determines, in its sole discretion, will not materially adversely affect the public offering, and, if any such reduction is so determined by the managing underwriter to be appropriate in accordance with the standards set forth above, then the number of Registerable Shares requested to be included in the underwriting by the Initial Stockholders shall be reduced, pro rata among such Initial Stockholders to the number determined to be appropriate by the managing underwriter (which may include a reduction to zero).

                  (c) No Company Obligation. Neither the giving of a notice by the Company nor any request by an Initial Stockholder under this
         Section 6(a) shall, in any way, obligate the Company to file any registration statement at any time or within any specific time period after receipt of an Initial Stockholder's written request and, notwithstanding the filing of any registration statement, the Company may, at any time before the effective date thereof, elect to delay or terminate the entire registration process for any reason or no reason and without the consent of an Initial Stockholder, without any further obligation to an Initial Stockholder in respect of such registration statement.

         6.2 Demand Right. If, at any time during the Registration Period, the Company shall receive a written request ("Demand Request") from an Initial Stockholder for the registration of any or all of the Registerable Shares of the Initial Stockholder, then the Company, upon the terms and subject to the conditions set forth in this Section 6.2, shall use its best efforts to cause all such Registerable Shares to be registered in an appropriate registration statement of the SEC as shall be selected by the Company, provided that if the Company is eligible to use Form S-3 (or any successor form thereto) for such registration, then such registration statement shall be used unless such form is inappropriate or the Company desires to use a different form. If an Initial Stockholder intends for the public offering covered by its Demand Request to occur by means of an underwriting, it shall so advise the Company as a part of its Demand Request, and the managing underwriter of such underwritten public offering shall be selected by such Initial Stockholder and shall be reasonably acceptable to the Company. The Company shall be obligated to register the Registerable Shares of any Initial Stockholder under this Section 6.2 after receipt of a Demand Request on one occasion per Initial Stockholder only. The Company shall be entitled to include in any registration statement filed pursuant to this Section 6.2 additional shares of capital stock for its own account and for the account of its other security holders. If the managing underwriter advises the Company in writing that the inclusion of any or all such additional shares of capital stock would materially adversely affect the marketing of the public offering of the Registerable Shares of any Initial Stockholder, then the Company shall not be entitled to include such additional shares of capital stock in any such registration statement to the extent the managing underwriter advises. Notwithstanding the provisions of this Section 6.2, the Company shall have the right to delay or suspend the filing of a registration statement for up to ninety (90) days from the time the filing thereof would otherwise be required under this Section 6.2 if, in the good faith determination of the Company's board of directors, such registration would be seriously detrimental to the Company and its stockholders or would materially adversely affect the business, affairs, properties, financial condition, results of operations or prospects of the Company or any pending or proposed acquisition, merger, reorganization, recapitalization or other transaction or public offering of the Company's securities, or would require premature disclosure thereof not in the best interests of the Company; provided, however, that the Company shall not be entitled to exercise this right more than once.

         6.3 Information. It shall be condition precedent to the obligation of the Company hereunder to register the Registerable Shares under this Section 6 that an Initial Stockholder furnish to the Company and the managing underwriters such information regarding itself, the intended method of disposition of such securities and such other information as the Company or the managing underwriter shall from time to time reasonably request and that shall be reasonably required to effect the registration of the Registerable Shares.

         6.4 Market Stand-Off. Each Initial Stockholder agrees in connection with any underwritten public offering of the Company's securities that, upon the request of the managing underwriter, it shall commit itself in writing not to sell or offer to sell any shares other than such shares included in the underwritten public offering, during 30 days prior to, and for a period not to exceed 180 days after, the date of the final prospectus used in such offering.

         6.5 Expenses. Each Initial Stockholder shall pay all underwriting and brokerage fees, discounts and commissions and other selling expenses related to the sale of its Registerable Shares in a public offering registered pursuant to the provisions of this Section 6, together with the fees and expenses of any separate counsel, accountants and other advisors retained by an Initial Stockholder in connection with the offering. All other fees, costs and expenses incurred in connection with any registration of public offering including, but not limited to, all federal and state registration, qualification, filing fees, printed and document distribution costs and expenses, fees and disbursements of its counsel, accountants and other experts, Nasdaq additional listing fees, transfer fees, exchange fees, fees of transfer agents and registrants shall be borne as follows: (i) if pursuant to a Demand Request under Section 6.2, the Company shall bear all reasonable costs, fees and expenses incurred by the Company (provided the offering being registered is not pursuant to an underwriting), except if the public offering is underwritten at the request of an Initial Stockholder, then the Company and such Initial Stockholder shall share equally all such fees, and (ii) if pursuant to a piggy-back registration under Section 6.1, by the Company.

         6.6 Indemnification by Initial Stockholder. If any of the Registration Shares of an Initial Stockholder are included in a registration, to the extent permitted by law, Initial Stockholder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of Section 15 of Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any underwriter, and any controlling person of any such underwriter, from and against any and all losses, claims, liabilities, damages and expenses (including any investigative, legal, accounting and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim (the "Damages") asserted to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act, or other federal or state law, common law or otherwise, insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, any preliminary prospectus or final prospectus, or any amendments or supplements thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law (collectively, a "Violation"), to the extent that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Initial Stockholder expressly for use in connection with such registration; and Initial Stockholder shall pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6.6 in connection with the investigation or defense of any such Damages.

         6.7 Indemnification by the Company. If any of the Registerable Shares of an Initial Stockholder are included in a registration, to the extent permitted by law, the Company shall indemnify and hold harmless such Initial Stockholder, each of its directors and officers from and against any and all Damages asserted to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act, or other federal or state law, common law or otherwise, insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement, any preliminary prospectus or final prospectus, or any amendments or supplements thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any Violation or alleged Violation by such Initial Stockholder, to the extent that such Violation occurs in reliance upon and in conformity with written information furnished to such Initial Stockholder by the Company expressly for use in connection with such registration; and the Company shall pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 6.7 in connection with the investigation or defense of any such Damages.

SECTION 7. PUT RIGHT.
           ---------

         7.1 Put Right. Harpole shall have the right (the "Put Right") to require the Company to repurchase all of the Shares he then owns (the "Put Shares") on the terms and conditions set forth in this Section 8.

         7.2 Put Exercise Period. The Put Right shall be exercisable, on one occasion only, at any time during the one-year period (the "Put Exercise Period") commencing on the second anniversary of the date of this Agreement, if, and only if, (i) prior to such exercise the Company shall not have consummated any of the following: (A) an IPO; (B) a sale of all or substantially all of its assets or business; (C) a merger, consolidation, reorganization or similar transaction pursuant to which all or substantially all of its assets, business, capital stock or voting power shall have been Transferred to one or more Persons unaffiliated with the Company, Metretek or Harpole, or (D) the sale of all of substantially all of its capital stock to an unaffiliated third party; and (ii) Harpole shall not, at the time of exercise, be in material breach of any term or condition of this Agreement.

         7.3 Put Price. The Purchase Price to be paid for the Put Share purchased in accordance with this Section 7 (the "Put Price") shall be equal to the value of such Put Shares as determined in the written opinion of an appraiser (the "Put Appraiser"). The Put Appraiser shall be The Wallach Company, Inc., ("Wallach") or, if either the Company or Harpole reject, in its reasonable discretion, Wallach within twenty (20) business days after Harpole gives the Put Notice (as defined below) to the Company, then Harpole shall designate another qualified appraiser that is unaffiliated with Harpole and that is an investment banking firm or otherwise in the business of conducting, and is qualified to conduct, an appraisal of businesses such as the business of the Company. The designation of a Put Appraiser by Harpole shall be subject to the approval of Metretek, which approval shall not be unreasonably withheld and will be deemed to have given absent the Company delivering to Harpole written notice of objection to such designation within ten (10) business days after receipt of written notice of the name, address and other reasonable identification of the Put Appraiser from Harpole. Harpole shall pay all costs and expenses of the Put Appraiser. Harpole shall cause a signed copy of the appraisal conducted by the Put Appraiser (the "Put Appraisal") to be delivered to the Company.

         7.4 Mechanics of Exercise. Harpole shall exercise his Put Right at any time during the Put Exercise Period by giving written notice thereof to the Company (the "Put Notice").

         7.5 Closing of Put Right. The Closing of the purchase and sale of the Put Shares pursuant to this Section 8 shall take place at the principal place of business of the Company no later than fifteen (15) business days after the date the Company receives a copy of the Put Appraisal, unless the Company and Harpole mutually agree on a different place or time. At the Closing, Harpole shall deliver to the Company all certificates representing the Put Shares duly endorsed in blank, or with duly endorsed blank stock powers attached, and otherwise in proper form for Transfer, against payment by the Company of the Put Price in the manner set forth in Section 8.6. At the Closing, Harpole shall conclusively be deemed, unless the Company, in its sole discretion, permits otherwise in writing, to have given the following representations and warranties to the Company, which shall survive the Closing: (A) Harpole is the legal, beneficial and record owner of the Put Shares, as good and marketable title thereto and the absolute right to Transfer the same to the Company, and the Put Shares, upon Transfer to the Company, will be free and clear of all security interests, pledges, claims, liens, options, right to first refusal, limitations on voting rights and restrictions of any kind whatsoever (other than restrictions imposed by this Agreement and by federal and state securities laws); and (B) the Transfer of the Put Shares by Harpole as contemplated by this Agreement does not require any consent or approval of any governmental authority, court or other Person that has not already been obtained.

         7.6 Payment of Purchase Price.In the event that the Company shall purchase the Put Shares at the Closing, then at the Closing the Company shall pay to Harpole, out of funds legally available for repurchase of the Put Shares under Delaware law, one-fourth of the Purchase Price by check or by wire transfer of immediately available funds to an account designated by Harpole; and shall deliver to Harpole a Promissory Note evidencing the Company's obligation to pay Harpole the balance of the Put Price in three equal annual installments of principal, each installment being due and payable on the anniversary date of the Closing (each, a "Payment Date"), along with accrued and unpaid interest from the date of Closing on the unpaid principal balance at a rate of interest equal to 8% per annum. The Company shall have the right to prepay all or any part of the indebtedness evidenced by the Promissory Note at any time or from time to time, without premium, penalty or other charge, and the amount of any such prepayment shall be applied first to interest accrued on the unpaid principal balance of such indebtedness, and second to the unpaid balance of such indebtedness. Upon default on the payment of any installment due on the Promissory Note, which default is not cured within thirty (30) days after notice of such default is given to the Company by Harpole, then the rate of interest on the unpaid principal balance owed to Harpole under the Promissory Note shall be increased to a rate equal to 12% per annum.

         7.7 Inability of Company. If the Company is legally or otherwise unable to pay the Put Price on the terms set forth in Section 7.5, then the Company shall take all reasonable action to remove the impediments to the payment of the Put Price, and the Company shall pay the Put Price at the earliest possible time. Notwithstanding the foregoing, Metretek shall not be obligated to contribute any additional capital to the Company.

SECTION 8. DILUTION MATTERS.
           ----------------

         8.1 Preemptive Rights. Except as set forth in Section 8.2 below or as otherwise mutually agreed in writing, neither Metretek nor Harpole shall have any right, preemptive or otherwise, to subscribe for, purchase or otherwise acquire any shares of capital stock or other equity securities of the Company, or any securities convertible into or exercisable or exchangeable for any shares of capital stock or other equity securities of the Company, or any options, warrants or other rights to acquire any of the foregoing ("New Purchaser Securities"), in connection with the offer, issuance, sale or exchange by the Company of any New Purchaser Securities, regardless of whether such offer, issuance, sale or exchange is made in connection with any investment by outside investors, issuance in exchange for services, founders' stock issuances, stock option plans and programs, warrant issuances or otherwise.

         8.2 Metretek Funding of Purchaser. Prior to the date of this Agreement, Metretek has provided substantial assets and funds to, and paid expenses for the benefit of, the Company ("Capital Contributions") for the purpose of funding the initial stages of its development and organization, including financing a significant portion of the agreement between Metretek and Scient Corporation for the benefit of the Company. Within 15 business days of the date of this Agreement, Metretek agrees to make additional Capital Contributions to the Company in an amount equal to (i) $6,000,000, less (ii) the cumulative amount of Capital Contributions made by Metretek to or for the benefit of the Company (including TotalPlan, Inc.) from inception through the date of this Agreement (the "Required Capital Contributions"). In exchange for such $6,000,000 of Required Capital Contributions, Metretek shall be entitled to receive a total of 17,500,000 Shares, such total number of Shares to include the number of Shares issued to Metretek prior to the date hereof, the number of Shares received by Metretek upon the merger of TotalPlan, Inc. and the Company, and the number of Shares to be issued in consideration of the additional capital contributions made after the date hereof (up to the amount of the Required Contributions). Although the Company and Harpole acknowledge and agree that Metretek is under no obligation to provide any additional funds to or make any further capital investments in the Company beyond the Required Capital Contributions, the Company and Harpole acknowledge and agree that after Metretek has met the Required Capital Contributions, then with respect to any and all additional Capital Contributions, it makes in or provides to or for the benefit of the Company, Metretek shall have the right to elect, in its sole discretion, either
(i) to receive additional Shares, at the rate of $0.30 per Share, or (ii) to treat the excess funds as loans, repayble by the Company on terms reflecting then current market prices rates.

SECTION 9. HARPOLE'S RIGHTS AS A DIRECTOR.
           ------------------------------

         So long a Harpole shall continue to own at least 7% of the outstanding Shares of the Company, (i) Harpole shall have the right to be a member of the Board of Directors of the Company and (ii) Metretek agrees to vote all its Shares, at any meeting of the stockholders for the purpose of electing directors, or to execute a consent in writing in lieu thereof, in order to elect Harpole as a director of the Company. This right of Harpole to be a director of the Company (i) shall expire on the second anniversary of the date of this Agreement, and (ii) shall be personal to Harpole and shall not be assignable or transferable to any Person, whether or not an Affiliate or Relative of Harpole, and whether or not Harpole Transfers any Harpole Shares to such Person.

SECTION 10. EFFECTUATION PROVISIONS
            -----------------------

         10.1 Enabling Action.

                  (a) If any amendment to the Certificate and/or of the By-Laws of the Company, or any other action requiring the vote, consent or approval of the Stockholders, is required in order to make permissible or lawful any of the purchases of its own Shares which the Company may be obligated or entitled to make in accordance with the terms of this Agreement, then such Initial Stockholder shall vote all Shares of the Company at the time held by him in favor of, or shall consent in writing to, such amendment or action, whether such amendment or action is voted upon or consented to at, prior to or after the time of such purchase or purchases by the Company.

                  (b) Any agreement by such Initial Stockholder herein to vote its Shares in a certain manner shall be deemed, in each instance, to include an agreement by such Initial Stockholder to use its best efforts to take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, as promptly as practicable, a special meeting of Stockholders or to act by written consent.

                  (c) When any action is required to be taken by such Initial Stockholder pursuant to this Agreement, such Initial Stockholder shall take all steps necessary to implement such action, including calling a special meeting of Stockholders or executing or causing to be executed, one or more consents in writing in lieu of a meeting of the Stockholders pursuant to Section 228 of the DGCL, in each case as promptly as practical.

         10.2 Legend. The Company shall cause each certificate representing Harpole Shares to bear, in bold, all-caps typeface, the following legends (or legends to a similar effect):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND, ACCORDINGLY, NEITHER THESE SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR UNLESS IN THE OPINION OF COUNSEL FOR THE COMPANY AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY RECEIVES EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO IT (WHICH EVIDENCE MAY INCLUDE AN OPINION OF COUNSEL).

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN STOCKHOLDERS AGREEMENT DATED AS OF MARCH 17, 2000 BETWEEN THE CORPORATION AND ITS STOCKHOLDERS. THE COMPANY WILL MAIL A COPY OF SUCH AGREEMENT TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE WITHIN FIVE (5) DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

         10.3 Acknowledgement of Necessity of Restrictions. Such Initial Stockholder and the Company agree and acknowledge that the restrictions on the issuance, transfer and encumbrance of Shares of the Company imposed by this Agreement are imposed to accomplish legitimate purposes of the Company, and that such restrictions are not more restrictive than necessary to accomplish those purposes.

         10.4 Record of Transfers. The Company shall not make or record any Transfer of its Shares which are subject to the provisions of this Agreement on its books and records unless and until there shall have been full compliance with the provisions of this Agreement and there shall have been furnished to the Company such affidavits, certificate or other documents evidencing such compliance as the Company may reasonably request.

         10.5 Voting of Shares. Such Initial Stockholder shall vote any and all Shares or other voting securities of the Company which he owns or has the right or power to vote to cause the Company to provide the Stockholders with the rights and benefits contemplated by this Agreement, and to comply with and perform fully each of the obligations, commitments, covenants, and agreements of the Company to and with the Stockholders contained in this Agreement and shall take any and all action as a Shareholder of the Company as may be necessary to cause the Company to provide such rights and benefits and to comply with such obligations, commitments, covenants, and agreements.

         10.6 No Contrary Action. No Shareholder shall take any action as an officer, director or shareholder of the Company which would prevent such Initial Stockholder or the Company from providing the Stockholders with the rights and benefits contemplated by this Agreement, or which would otherwise cause such Initial Stockholder or the Company to breach any of its obligations, commitments, covenants and agreement to and with the Stockholders set forth in this Agreement.

         10.7 Company Determinations. All determinations hereunder by the Company to exercise any of its rights and obligations shall be made by the Board, exclusive of the Shareholder who owns, controls or holds the Shares at issue and his Affiliates.

SECTION 11. TERMINATION OF AGREEMENT
            ------------------------

         11.1 Termination. This Agreement, and the rights and obligations of the parties hereunder, shall remain in effect until terminated on the earlier of:

                  (a) The date this Agreement is terminated by unanimous written consent of all Stockholders;

                  (b) The date on which only Metretek holds Shares;

                  (c) The date of the consummation of an IPO (except that in such event the provisions of Sections 7, 10, 13 and 14 shall survive an
         IPO);

                  (d) The date of the completion of the liquidation, dissolution or winding-up of the affairs of the Company; or

                  (e) The date of the sale of all of the Shares of the Company to a third party in compliance with this Agreement.

         11.2 Effect of Termination. Termination of this Agreement for any reason shall not affect any rights or obligations of such Initial Stockholder or of the Company accrued hereunder prior to such termination, or any right or remedy with respect to a breach or default hereunder.

SECTION 12. ARBITRATION.
            -----------

         Any dispute, controversy or claim arises out of, under or in connection with, or otherwise relating to, this Agreement (a "Dispute"), including but not limited to the parties' rights and obligations hereunder, or any actual or alleged breach hereof, shall be determined and settled by binding arbitration in Denver, Colorado in accordance with the rules of the commercial rules and procedures of the American Arbitration Association, as amended by this Agreement. Promptly after a Dispute arises, the parties agree to make a good faith effort to select one mutually agreeable arbitrator. If the parties are unable to reach agreement on an arbitrator within thirty (30) days after the Dispute is submitted to arbitration, one arbitrator shall be selected in accordance with the commercial rules and procedures of the American Arbitration Association. Any determination, resolution or award made by the arbitrators shall specify the findings of fact of the arbitrators and the reasons for the determination, resolution or award, and such determination, resolution or award shall be final and binding. If the parties hereto mutually agree to a resolution of any Dispute prior to the arbitrators' decision, the agreement of the parties shall resolve the Dispute. The party prevailing in any arbitration, as determined by the arbitrator, shall be entitled to an award of all of its out-of-pocket costs and expenses incurred in connection with the Dispute, including but not limited to reasonable attorneys' fees, court costs and expert fees. An arbitration award or decision may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award or decision and any appropriate order, including enforcement. The parties hereby consent to the submission of any Dispute for settlement by binding arbitration in accordance with this Section 12 and agrees to carry out without delay the provisions of any arbitration award, decision or resolution.

SECTION 13. GENERAL PROVISIONS.
            ------------------

         13.1 Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the internal substantive laws of the State of Delaware, without giving effect to any conflict or choice of law principles or rules.

         13.2 Amendment. This Agreement may not be amended or modified in whole or in part in any manner except in a writing which makes reference to this Agreement executed by all parties hereto.

         13.3 Assignment. Harpole may not assign any or all of his rights or delegate any or all of his duties under this Agreement without the prior written consent of each of the other parties hereto.

         13.4 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legatees, personal representatives, devisees, executors, successors and permitted assigns.

         13.5 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes in their entirety all prior and contemporaneous written and oral agreements, arrangements, understandings, negotiations, communications, covenants, representations and warranties among the parties hereto relating to the subject matter hereof.

         13.6 Notices. Any and all notices, demands, requests, elections and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) upon personal delivery;
(ii) upon confirmation of receipt when sent by facsimile transmission; (iii) one business day after deposit during normal business hours with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; (iv) five business days after being sent by first class (certified or registered) mail, postage prepaid, return receipt requested, in each case to the following addresses:


                                    If to the Company, to:

                                    PowerSpring, Inc.
                                    1675 Broadway, Suite 2150
                                    Denver, Colorado  80202
                                    Attn:  Chief Executive Officer
                                    Telephone:  (303) 592-5555
                                    Facsimile:  (303) 592-5556

                                    With copies to:

                                    Metretek Technologies, Inc.
                                    1675 Broadway, Suite 2150
                                    Denver, Colorado  80202
                                    Attn:  W. Phillip Marcum, President
                                    Telephone:  (303) 592-5555
                                    Facsimile:  (303) 592-5556

                                    Paul R. Hess, Esq.
                                    Kegler, Brown, Hill & Ritter Co., L.P.A.
                                    65 E. State Street, Suite 1800
                                    Columbus, Ohio  43215
                                    Telephone:  (614) 462-5400
                                    Facsimile:  (614) 464-2634

                                    If to Harpole, to:

                                    John A. Harpole
                                    Mercator Energy Incorporated
                                    600 17th Street, Suite 600 South
                                    Denver, Colorado 80202
                                    Telephone:  (303) 825-1100
                                    Facsimile:  (303) 825-2300

                                    With a copy to:

                                    Ducker, Montgomery & Lewis, P.C.
                                    1560 Broadway, Suite 1500
                                    Denver, Colorado 80202
                                    Attn: Bruce Ducker
                                    Telephone:  (303) 861-2828
                                    Facsimile:  (303) 861-4017

         Any party hereto may send any notice, demand, request, election or other communication to the intended recipient at its address set forth above using any other means (such as expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, demand, request or other communication shall be deemed to have been given until it is actually received by the recipient. Any party hereto may change its designated address by giving written notice to all other parties. Upon receipt of a request, the Company shall provide such Initial Stockholder with a list of all such addresses.

         13.7 Waiver. The obligations of any party hereunder may be waived only with the written consent of the party or parties entitled to the benefits the obligations so involved. Any waiver of a breach or violation of or default under any provision of this Agreement shall not be construed or operate as, or constitute, a waiver of any other or subsequent breach or violation of or default under that provision or any other provision of this Agreement. The failure of any party to insist upon strict compliance with any provision of this Agreement on any one or more occasions shall not be construed or operate as, or constitute, a continuing waiver of, or an estoppel of that party's right to insist upon strict compliance with, that provision or any other provision of this Agreement.

         13.8 Severability. If any provision of this Agreement is determined by any court of law to be illegal, invalid or unenforceable in any situation, such illegality, invalidity or unenforceability shall not affect or impair the legality, validity or enforceability of that provision in any other situation or of any other provision of this Agreement in any situation which shall remain in full force and effect and this Agreement shall be construed as if such illegal, invalid or unenforceable provision were omitted. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof or thereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable: (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceabilty of such provision, or the application thereof, in any other jurisdiction.

         13.9 Counterparts. This Agreement may be executed in any number of counterparts (including counterparts executed by less than all parties hereto), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         13.10 Headings. The headings used herein are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         13.11 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, in intended to create or confer and shall not be construed or operate as creating or conferring, any rights or remedies under or by reason of this Agreement, upon any Person other than the parties hereto and their respective successors and permitted assigns.

         13.12 Further Assurances. The parties hereto agree to take or cause to be taken all actions, including without limitation, the execution and delivery of documents and the voting of their Shares, which are necessary, convenient or desirable in order to effect the transactions contemplated by this Agreement.

         13.13 Best Efforts. Each of the parties hereto shall act in good faith and use its best efforts to bring about the transactions contemplated by this Agreement.

         13.14 Expenses. Each of the parties to this Agreement shall pay its own costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

         13.15 Construction. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement

         13.16 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would suffer irreparable damage for which an adequate remedy at law

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would not be available in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the non-breaching parties shall be entitled to an injunction, restraining order or other form of equitable relief from any court of competent jurisdiction to prevent breaches of, and to specifically enforce, the provisions of this Agreement.

         13.17 No Agency or Partnership. Nothing contained in this Agreement shall make or constitute any party to the representative, agent, principal or partner of any other party and it is understood that no party has the capacity to make commitments of any kind whatsoever or incur obligations or liabilities binding upon any other party.


                                   * * * * *

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
         IN WITNESS WHEREOF, the parties hereto have duly executed, or cause their duly authorized representatives to duly execute, this Stockholders Agreement to be effective as of the day first above written.

                                  THE COMPANY:

                                  POWERSPRING, INC.


                                  By:/s/ W. Phillip Marcum
                                     ------------------------------------
                                     W. Phillip Marcum, President


                                  INITIAL STOCKHOLDERS:


                                  /s/ John A. Harpole
                                  ---------------------------------------
                                  John A. Harpole


                                  METRETEK TECHNOLOGIES, INC.


                                  By:/s/ W. Phillip Marcum
                                     ------------------------------------
                                     W. Phillip Marcum, President


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